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                                                                    EXHIBIT 23.4


                  [Letterhead of PricewaterhouseCoopers LLP]


                      Consent of Independent Accountants
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-4 of Everest Reinsurance Group, Ltd. of our report dated February 17, 1999 except for Note 14, as to which the date is March 11, 1999 relating to the financial statements and financial statement schedules, which appears in Everest Reinsurance Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
December 22, 1999
New York, New York